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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Lennoc Ventures, Inc., of our report dated February 19, 2001, relating to the December 31, 2000 financial statements of Lennoc Ventures, Inc., which appears in such Prospectus.

/s/ AMISANO HANSON
--------------------------
Amisano Hanson, C.P.A.

West Vancouver, B.C.

September 28, 2001